Exhibit 10.9

Form of

AMERICAN OUTDOOR BRANDS, INC.
2020 INCENTIVE COMPENSATION PLAN
Non-Qualified Stock Option Award Grant Notice and Agreement

I. Non-Qualified Stock Option Award Grant Notice

American Outdoor Brands, Inc. (the “Company”), pursuant to its 2020 Incentive Compensation Plan (as may be amended, the “Plan”), hereby grants to the Optionee named below an option to purchase a number of shares of the Company’s Common Stock set forth below. This Non-Qualified Stock Option Award Grant Notice and Agreement (the “Agreement”) is subject to all of the terms and conditions as set forth herein and in the Plan, which are agreed to by the Optionee and incorporated herein in their entirety. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

Optionee:
Address:
Date of Grant:
Total Number of Shares:
Exercise Price Per Share:

The Optionee has received a copy of the Company’s most recent prospectus describing the Plan and a complete copy of the Plan document. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Option granted by this Agreement.

American outdoor brands, inc.	Optionee:
By:
Name:
Title:
Effective as of:	Effective as of:

II. Non-Qualified Stock Option Agreement

1.Grant of Option. The Company hereby grants, as of the Date of Grant set forth in the above Non-Qualified Stock Option Award Grant Notice (the “Notice of Grant”), to the Optionee named in the Notice of Grant, an option (the “Option”) to purchase up to the number of shares of the Company’s Common Stock, $0.001 par value per share, set forth in the Notice of Grant (the “Shares”), at the exercise price per share set forth in the Notice of Grant. The Option shall be subject to the terms and conditions set forth herein and in the Plan, under which this Option was granted. The Option is a nonqualified stock option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed to them under the Plan.

3.Vesting Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option shall vest in the installments as provided below, which shall be cumulative. To the extent that the Option has become vested with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein for such vested Shares. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be vested and thereby entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

_____ %	The anniversary of the Date of Grant, such that the Option shall be fully vested, with respect to all Shares subject to this grant, on the anniversary of the Date of Grant.

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service with the Company and its Related Entities, any unvested portion of the Option shall terminate and be null and void.

4.Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the vesting schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of vested Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of the Option. The Optionee may elect to make payment of the exercise price in one or more of the following ways:

(a)Cash or by check.

(b)In the Company’s sole discretion at the time the Option is exercised and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(c)In the Company’s sole discretion at the time the Option is exercised, delivery by Optionee of a promissory note in a form satisfactory to the Company, in the amount of the aggregate exercise price of the exercised Shares together with the execution and delivery by the Optionee of a security agreement in a form satisfactory to the Company. The promissory note shall bear interest at a rate at least equal to the “applicable federal rate” prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the promissory note pursuant to the security agreement. At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment. Notwithstanding the foregoing, payment by promissory note shall not be permitted to the extent such payment would violate the Sarbanes-Oxley Act of 2002.

(d)Provided that at the time of exercise the Common Stock is publicly traded, by delivery of already-owned shares of Common Stock either that Optionee has held for the period required to avoid a charge to the Company’s reported earnings (generally six (6) months) or that Optionee did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time the Optionee exercises the Option, shall include delivery to the Company of Optionee’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, Optionee may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

6.Termination of Option.

(a)Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

(i)three (3) months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee’s Continuous Service by reason of the Optionee’s willful misconduct or gross negligence, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) the death of the Optionee;

(ii)immediately upon the termination of the Optionee’s Continuous Service for Cause;

(iii)twelve (12) months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee or the Board;

(iv)twelve (12) months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee; or

(v)the tenth (10th) anniversary of the Date of Grant.

(b)To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are converted into or exchanged for securities issued by another entity, unless the successor or acquiring entity, or an affiliate of such successor or acquiring entity, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c)(ii) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Subsection 9(b)(ii) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

7.Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

8.No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.Acceleration of Exercisability of Option. This Option shall become immediately fully vested and exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, there is a “Change in Control”, as defined in Section 9(b) of the Plan, that occurs during the Optionee’s Continuous Service and such “Change in Control” was not approved by the Board of Directors of the Company.

10.No Right to Continuous Service. Neither the Option nor this Agreement shall confer upon the Optionee any right to Continuous Service with the Company.

11.Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12.Interpretation / Provisions of Plan Control / Entire Agreement. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The Optionee hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement. Except as may be modified by any other agreement between the Company and the Optionee, whether executed before or after the Date of Grant, the Company and the Optionee acknowledge and agree that this Agreement and the Plan set forth the entire understanding between the Optionee and the Company regarding the Option granted hereby and supersede all prior oral and written agreements on that subject.

13.Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at American Outdoor Brands, Inc., 1800 North Route Z, Columbia, Missouri 65202, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14.Clawback of Benefits.  The Company may (i) cause the cancellation of the Options, (ii) require reimbursement of any benefit conferred under the Options to the Optionee, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”).  In addition, the Optionee may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or this Agreement, in accordance with any Clawback Policy.  By accepting this Award, the Optionee agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Optionee’s Award Agreements may be unilaterally amended by the Company, without the Optionee’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.